Exhibit 99.1

Press Release
www.shire.com

Director/PDMR Share Dealings

June 30, 2015 – Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that Ordinary Shares (“Shares”) and American Depositary Shares (“ADSs”) of the Company, as set out below, have been acquired today for the Non-Executive Directors, being the part of their total fees that are paid in shares for the period of service from April 1 to June 30, 2015.

	Type of Security (1)	Number of Shares/ADSs
Dominic Blakemore	Shares	114
William Burns	Shares	126
Dr. Steven Gillis	ADSs	40
Dr. David Ginsburg	ADSs	36
David Kappler	Shares	126
Susan Kilsby	ADSs	133
Anne Minto	Shares	128

(1) One ADS is equal to three Shares

The Shares and ADSs were acquired on the London Stock Exchange and NASDAQ respectively at £51.05 per Share and $241.4578 per ADS.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX